                                                                  EXHIBIT (d)(4)

Michael J. Roland
Executive Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258


                                  April 3, 2002

         Pursuant to Section 1 of the Investment Management Agreement dated March 1, 2002 between ING GET Funds and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING GET Funds - Series S and Series T, two newly established series of ING GET Funds, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING GET Fund - Series S and Series T" to Schedule A of the Agreement. The Amended Schedule A, with the annual investment management fee indicated for the series, is attached hereto.

         Please signify your acceptance to act as Manager under the Agreement with respect to ING GET Funds - Series S and Series T by signing below.

                                                     Very sincerely,



                                                     Robert S. Naka
                                                     Senior Vice President
                                                     ING Funds


ACCEPTED AND AGREED TO:
ING Investments, LLC


By: __________________________
    Michael J. Roland
    Executive Vice President
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                                     FORM OF
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT
                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                              ING INVESTMENTS, LLC
                          EFFECTIVE AS OF APRIL 3, 2002

                                            ANNUAL INVESTMENT
SERIES                                        MANAGEMENT FEE                    APPROVED BY BOARD            REAPPROVAL DATE
------                                        --------------                    -----------------            ---------------

Series D-N                         0.60% of average daily net assets of         December 12, 2001           December 31, 2002
Series P-R                         each Series
                                   0.25% of average daily net assets of each
                                   Series during the offering period
                                   0.60% of average daily net assets of
                                   each Series during the guarantee period

Series S-T*                        0.60% of average daily net assets of         April 3, 2002               December 31, 2002
                                   each Series
                                   0.25% of average daily net assets of
                                   each Series during the offering
                                   period
                                   0.60% of average daily net assets
                                   of each Series during the guarantee
                                   period



*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.

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